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                                                                    EXHIBIT 11.1

                      DM MANAGEMENT COMPANY AND SUBSIDIARY

                                  FORM 10-Q
                     FOR QUARTER ENDED SEPTEMBER 28, 1996


                       COMPUTATION OF PER SHARE EARNINGS

                                                                                THREE MONTHS ENDED
                                                                          --------------------------------
                                                                          SEPTEMBER 28,      SEPTEMBER 30,
                                                                              1996               1995
                                                                          -------------      -------------
Primary
-------
Weighted average shares of common stock outstanding during the period ...   4,311,779          4,261,553

Adjustments:
   Assumed exercise of options ..........................................     418,624            304,693
                                                                            ---------          ---------

                                                                            4,730,403          4,566,246
                                                                            =========          =========
                                                                                THREE MONTHS ENDED
                                                                          ---------------------------------
                                                                          SEPTEMBER 28,       SEPTEMBER 30,
                                                                              1996                1995
                                                                          ------------        -------------
Fully Diluted
-------------
Weighted average shares of common stock outstanding during the period ...   4,311,779           4,261,553

Adjustments:
   Assumed exercise of options ..........................................     418,680             304,693
                                                                            ---------           ---------
                                                                            4,730,459           4,566,246
                                                                            =========           =========